Filed Pursuant to Rule 424(b)(5)
Registration No. 333-176772

PROSPECTUS SUPPLEMENT

(To Prospectus dated September 29, 2011)

QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE, INC.

4,918,032 Shares of Common Stock

Warrant to purchase up to 5,446,330 Shares of Common Stock

We are offering directly to one investor 4,918,032 shares of our common stock and a warrant to purchase up to 2,950,819 shares of our common stock pursuant to this prospectus supplement and the accompanying prospectus. The number of shares of common stock that may be issued upon the exercise of the warrant will initially be equal to 60% of the number of shares of our common stock to be issued on closing of the offering (or an aggregate of 2,950,819 shares of our common stock). If our common stock is delisted from The NASDAQ Capital Market, the number of shares of common stock that may be issued upon the exercise of the warrant will automatically increase, immediately upon such delisting, such that the aggregate number of shares of common stock issuable upon exercise of the warrant will be equal to 116.667% of the number of shares of our common stock underlying the warrant at the time of such delisting.

The initial exercise price of the warrant issued in the offering is $0.671 per share, which equals 108% of the last reported sale price of our common stock on The NASDAQ Capital Market as of the date of this prospectus supplement. The warrant will be exercisable by the holder at any time after the closing date of the offering and will expire on the fifth anniversary of the closing date of the offering. The shares and warrant will be issued separately but can only be purchased together in this offering. The shares of common stock issuable from time to time pursuant to the exercise of the warrant are also being offered pursuant to this prospectus supplement and the accompanying base prospectus.

As an alternative to exercising the warrant in whole or in part, the warrant may be exchanged by the holder at any time and from time to time from the date that is 30 days following the date of issuance of the warrant until the fifth anniversary of the closing date of the offering for, at the Company’s option, cash or shares of common stock (subject to certain conditions and restrictions), or any combination thereof, equal to the value of the Warrant at the time of the exchange based on a prescribed Black-Scholes value. If the number of shares of common stock required to settle the exchange would exceed 19.99% of the issued and outstanding shares prior to the closing of the offering, then the value of the shares in excess of the 19.99% may be settled by us in cash or by delivery of a one-year 10% unsecured promissory note. The warrant may not be exchanged at a time when the trading price for a share of our common stock is greater than the warrant exercise price. The prescribed Black-Scholes value will be calculated by reference to the Black Scholes Option Pricing Model obtained from the “OV” function on Bloomberg, all as more fully described under the heading “Description of Securities — Warrant” on page S-14 in this prospectus supplement. The shares of common stock issuable from time to time pursuant to the exchange of the warrant are also being offered pursuant to this prospectus supplement and the accompanying base prospectus.

The aggregate number of shares of our common stock issued in the offering, including the number of shares of common stock issued upon exercise and/or exchange of the warrant, may not exceed 19.99% of the number of shares of our common stock issued and outstanding prior to the closing of the offering, or 10,364,362 shares of our common stock, unless certain events occur. See “Description of Securities — Warrant” in this prospectus supplement.

Our common stock is traded on The NASDAQ Capital Market under the symbol “QTWW.” On May 15, 2013, the closing price for our common stock was $0.62 per share. There is no established trading market for the warrant, and we do not expect a market to develop. In addition, we do not intend to list the warrant on any national securities exchange.

The market value of our outstanding common equity held by non-affiliates on May 15, 2013 was approximately $34.96 million, based on 51,847,731 shares of outstanding common stock (excluding 49,998 shares of Series B non-voting common stock), of which 51,410,619 are held by non-affiliates, and a per share price of $0.68 based on the average of the bid and asked prices of our common stock on March 20, 2013. As of the date of this prospectus, we have sold securities for aggregate gross proceeds of $3,120,111 pursuant to General Instruction I.B.6. of Form S-3 during the 12 calendar month period that ends on, and includes, the date of this prospectus.

We have retained Roth Capital Partners, LLC to act as the exclusive placement agent to use its best efforts to solicit offers to purchase the shares of common stock and warrant in this offering. The placement agent has no obligation to buy any shares of our common stock or warrant from us or to arrange for the purchase or sale of any specific number or dollar amount of shares of our common stock or warrant. The placement agent is not purchasing or selling any shares of our common stock or any warrant in this offering. See “Plan of Distribution” beginning on page S-18 of this prospectus supplement for more information regarding these arrangements.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” beginning on page S-7 of this prospectus supplement, and under similar headings in the other documents that are incorporated by reference into this prospectus supplement.

	Per Share and Warrant to Purchase a Fraction of a Share	Total
Public offering price	$0.61	$3,000,000
Placement agent fee	$0.04	$210,000	(1)
Proceeds, before expenses, to us	$0.57	$2,790,000

(1)	Assumes a placement agent fee of 7% of the aggregate gross proceeds received from the sale of the shares of common stock and warrant in this offering, but does not include $12,500 for transaction expenses. See “Plan of Distribution” beginning on page S-18.

We expect the total offering expenses, excluding the placement agent fee, to be approximately $300,000.

We expect delivery of the shares of our common stock and warrant will be made to purchaser on or about May 16, 2013. The shares of our common stock will be delivered in book-entry form through The Depository Trust Company, New York, New York. We will mail the warrant directly to the purchaser at the address set forth in such purchaser’s securities purchase agreement with us.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus supplement or the accompanying base prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Roth Capital Partners

Prospectus supplement dated May 16, 2013.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying base prospectus form part of a registration statement on Form S-3 (Registration No. 333-176772) that we filed with the Securities and Exchange Commission, which we refer to as the SEC, using a “shelf” registration process. The registration statement was declared effective on September 29, 2011. Under this “shelf” registration process we may, from time to time, sell up to $75 million in the aggregate of common stock, preferred stock, debt securities and warrants, of which approximately $26.0 million remains available for sale as of the date of this prospectus supplement.

This document contains two parts. The first part consists of this prospectus supplement, which provides you with specific information about this offering. The second part, the accompanying base prospectus, provides more general information, some of which may not apply to this offering. Generally, when we refer only to the “prospectus,” we are referring to both parts combined. This prospectus supplement may add, update or change information contained in the accompanying base prospectus. To the extent that any statement we make in this prospectus supplement is inconsistent with statements made in the accompanying base prospectus or any documents incorporated by reference herein or therein, the statements made in this prospectus supplement will be deemed to modify or supersede those made in the accompanying base prospectus and such documents incorporated by reference herein and therein.

In this prospectus supplement, “Quantum,” the “Company,” “we,” “us,” and “our” and similar terms refer to Quantum Fuel Systems Technologies Worldwide, Inc. and its subsidiaries on a consolidated basis. References to our “common stock” refer to the common stock of Quantum Fuel Systems Technologies Worldwide, Inc.

All references in this prospectus supplement to our consolidated financial statements include, unless the context indicates otherwise, the related notes.

The industry and market data and other statistical information contained in the documents we incorporate by reference in this prospectus are based on management’s own estimates, independent publications, government publications, reports by market research firms or other published independent sources, and, in each case, are believed by management to be reasonable estimates. Although we believe these sources are reliable, we have not independently verified the information.

You should rely only on the information contained in or incorporated by reference in this prospectus supplement, the accompanying base prospectus and in any free writing prospectus that we have authorized for use in connection with this offering. We have not, and the placement agent has not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information in this prospectus supplement, the accompanying base prospectus, the documents incorporated by reference in the accompanying base prospectus, and in any free writing prospectus that we have authorized for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the accompanying base prospectus, the documents incorporated by reference in the accompanying base prospectus, and any free writing prospectus that we have authorized for use in connection with this offering, in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the sections of the accompanying base prospectus entitled “Where You Can Find More Information” and “Incorporation by Reference of Certain Documents.” We are not, and the placement agent is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

PROSPECTUS SUPPLEMENT SUMMARY

The following summary highlights selected information contained in or incorporated by reference into this prospectus and does not contain all the information that may be important to a purchaser of our securities. Before making an investment decision, you should carefully read the entire prospectus supplement, including the “Risk Factors” section, the accompanying base prospectus and the documents and other information incorporated by reference into the prospectus.

About Quantum

We are a leader in the design, development and production of compressed natural gas (CNG) storage tanks and packaged fuel systems and other advanced fuel and propulsion systems for alternative fuel vehicle applications including hydrogen, electric, hybrid electric and plug-in hybrid electric vehicles (PHEV).

We classify our business operations into three reporting segments: Fuel Storage & Vehicle Systems (formerly referred to as Electric Drive and Fuel Systems), Renewable Energy and Corporate. The Corporate segment consists of general and administrative expenses incurred at the corporate level that are not directly attributable to the Fuel Storage & Vehicle Systems or Renewable Energy business segments. The Renewable Energy business segment, consisting entirely of the operations of Schneider Power Inc. (Schneider Power), is now classified as discontinued operations as discussed further below.

Fuel Storage & Vehicle Systems Segment

We primarily manufacture and supply CNG storage and fuel systems for a variety of heavy, medium and light-duty trucks and passenger vehicles. We also provide design, engineering development and packaging, production validation and system integration for transportation applications. For hybrid and PHEV vehicle applications, we provide powertrain engineering, electronic control, software strategies and system integration. We also design, engineer and manufacture alternative fuel concept vehicles and hydrogen refueling systems primarily for use in the transportation, aerospace, and defense industries.

Our products and services are designed to offer our customers a clean and cost-effective alternative to gasoline and diesel powered vehicles, which, in turn, enables our customers to benefit from significantly lower fuel prices, contribute to a cleaner environment, meet average fuel economy mandates, and help our country reduce its dependence on foreign oil.

The current market for CNG and other alternative fuel systems is the emerging world market for alternative fuel passenger, commercial, fleet, industrial and military vehicles. We sell our products and services direct to vehicle level original equipment manufacturers (OEM), system integrators for OEM level applications and through aftermarket integrators.

We believe there is a significant and immediate opportunity for us in the CNG vehicle market. We have experienced substantial year-over-year growth in sales of our CNG tanks and packaged fuel systems. During calendar 2012 and calendar 2011, we received approximately $19.1 million and $5.8 million in new purchase orders, respectively, for our CNG storage tanks and systems, representing a 231% increase in 2012. We believe the price of natural gas will stay relatively low for the foreseeable future, which we expect will continue to drive demand for our carbon-composite high-capacity CNG storage systems.

We manufacture one of the industry’s lightest Type IV polymer-lined composite storage tanks for use in CNG applications. Because of the lightweight nature of our storage tanks, less structure for mounting support is required, thereby reducing the overall fuel system weight and increasing available payload. In addition, our large volume tanks maximize onboard storage capacity resulting in greater driving range. In November 2012, we announced the introduction of our new and enhanced Q-LiteTM line of natural gas storage tanks, which are designed to further maximize vehicle range by means of dematerialization and application of next generation materials.

Our CNG storage tanks have been tested for compliance with the U.S. industry standard CSA NGV2 and in some cases to the Canadian CSA B51 Part II standard. Our tanks meet the U.S. Federal Motor Vehicles Safety Standard FMVSS 304. Our tanks are available for sale in the US and Europe, and some tank models are available for sale in Canada.

Our CNG packaged fuel systems are comprised of high pressure tanks and fuel delivery regulation and control systems designed to improve efficiency, enhance power output, and reduce harmful emissions. Our integrated and packaged systems typically incorporate our Q-Lite composite tanks and leverage our expertise in safety-critical structural design, high strength materials and topology optimization to provide intelligent lightweight systems that maximize on-board fuel storage and contribute to superior fuel economy, handling and low emission performance. We offer a variety a packaged fuel systems including one that allows Class 8 trucks to travel up to 500 miles before refueling. In December 2012, we announced the launch of pre-assembled, quality tested and fully-validated CNG storage modules and system assemblies for quick integration onto a variety of vehicle platforms.

The primary market for CNG systems is currently light, medium and heavy-duty trucks. The cost savings offered to fleets by using natural gas as a fuel compared to gasoline or diesel is significant and compelling. We believe that natural gas is the most cost effective fuel available on the market today and we expect the trucking industry to continue to transition a greater percentage of their fleet vehicles to run on natural gas systems due to the current favorable economics of natural gas. We are under contract to provide CNG fuel storage systems to an OEM level system integrator for light-duty trucks and started delivering those systems in 2012. We currently supply our CNG storage tanks to approximately 20 integrators for use in light to medium duty truck applications. Additionally, on March 20, 2013, we announced that we had already received $9.4 million in new orders for CNG fuel storage tanks and systems during the first quarter of 2013.

As the market continues to adjust to the underlying economic benefits of natural gas, we believe there will be substantial opportunities in the passenger vehicle market. During 2012, we worked on the development and integration of a natural gas fuel system for a passenger vehicle under a planned production program for an automotive OEM. In February 2013, we entered into an agreement with another automotive OEM for the development and potential supply of a CNG storage system for a popular full size passenger vehicle platform. The development portion of this program is expected to be completed in the first quarter of 2014. Both passenger vehicles are expected to be commercially available in 2014.

We also design, develop and manufacture advanced lightweight composite tanks and complete fuel systems for use in hydrogen fuel cell electric vehicle (FCEV) applications. In addition to our hydrogen storage systems, we also manufacture and supply compressed hydrogen refueling systems and announced on January 30, 2013, that we had received an initial order for hydrogen refueling dispensers as part of a three-year partnership agreement with Linde LLC. While we continue to perform development services for OEMs with respect to hydrogen storage systems, there remains uncertainty as to when FCEVs will be commercialized, in spite of the State of California’s efforts to roll out new hydrogen refueling stations in anticipation of FCEV zero emission vehicles (ZEVs) playing a significant role in reducing California’s greenhouse gas and smog emissions. Further evidencing the uncertainty of the timing of commercialization of FCEVs, General Motors, one of our major customers for hydrogen fuel storage systems, recently cancelled the hydrogen development program we were working on with them.

In addition to our CNG and hydrogen systems, we design, develop and supply hybrid and PHEV systems, which include complete systems or sub-systems and components and are designed to improve vehicle fuel economy and performance, leverage existing gas station infrastructure, and utilize home-based battery recharging. Our proprietary control systems and software is integrated into base vehicle components such as the engine, generator, motor, inverters, battery system, power converters, and charger to provide customized hybrid drive-train technologies and systems and can be packaged utilizing different designs, technologies and subsystems.

We developed our Q-DriveTM PHEV system for Fisker Automotive’s Karma vehicle platform. Since February 2011, we have been supplying certain components used by Fisker Automotive in its Fisker Karma powertrain system pursuant to an exclusive Supply Agreement. On April 10, 2012, Fisker Automotive notified us that they believe they have the right to resource all or part of the components we are currently supplying under the exclusive Supply Agreement because, they allege, our pricing is not competitive by more than 10%. The Fisker

Karma vehicle has not been in production since approximately July 2012 for reasons unrelated to us or the components we supply, and as of the date of this prospectus, we are not aware if Fisker Automotive has resourced any of the components which we supply nor are we aware of when Fisker Automotive will resume production of the Karma vehicle, if ever. In recent months it has been widely reported that Fisker Automotive is experiencing financial difficulties and that it is currently evaluating its strategic options, which could include a sale of the company or filing for bankruptcy protection.

Renewable Energy Segment

Our Renewable Energy segment consists solely of the business operations of our wholly-owned subsidiary, Schneider Power, which we acquired on April 16, 2010. Schneider Power, headquartered in Toronto, Ontario, Canada, is an independent power producer, developer of renewable energy projects and provider of related development services and is a licensed electricity generator and wholesaler. On April 20, 2012, Schneider Power acquired Zephyr Farms Limited, a single purpose entity that owns a 10 megawatt wind farm in Ontario, Canada.

In May 2012, we announced our plans to make strategic assessments of Schneider Power’s renewable energy projects and other non-core assets. In August 2012, we committed to a plan to sell Schneider Power and engaged Ardour Capital Investments, LLC to assist us with evaluating the management buy-out offer and identifying other potential opportunities and strategic alternatives for Schneider Power’s renewable energy portfolio. On March 13, 2013 we announced that we had entered into two separate non-binding letters of intent with different unrelated third parties, one of which is for the potential sale of Schneider Power’s 1.6 MW Providence Bay wind farm and the other is for the 10.0 MW Trout Creek development project and certain other wind farm development projects. On March 20, 2013, we executed definitive agreements for the sale of the Providence Bay wind farm and completed that transaction on May 13, 2013. The closing of the Trout Creek transaction is subject to definitive agreements and certain closing conditions. We continue to negotiate the terms of the definitive agreements related to the sale of the Trout Creek development project and certain other wind farm development projects, but there are no assurances that such negotiations will be successful or when we will be able close these transactions, if at all. We are also actively pursuing the sale of other Schneider Power assets, including the 10.0 MW Zephyr wind farm operating asset.

As a result of these actions and our expectations for a completion of a sale of the business within the next year, we now report the historical activities and balances of Schneider Power as discontinued operations held for sale.

Business Strategy

Our strategy is to leverage our natural gas and tier I automotive OEM supplier experience, our proprietary technologies and products and our capabilities in alternative fuel storage and fuel system integration and vehicle level assembly in order to be an industry leader in the innovation, development, production and integration of lightweight CNG storage and fuel systems solutions. Our business strategy includes:

•	Advancing our market position as a leader in lightweight tank technology through improved product branding and enhanced market profile as a “one-stop-shop” for complete CNG fuel system solutions.

•	Developing strategic relationships with natural gas market participants to support the delivery of integrated solutions.

•	Increasing our annual CNG storage tank production capacity in calendar 2013 and 2014 through capital investment and improved manufacturing processes.

•	Pursuing existing and new opportunities for our CNG storage and fuel systems solutions in the passenger vehicle and light, medium and heavy duty truck markets.

•	Further developing our existing relationships and creating new relationships with OEMs, fleets and aftermarket providers and other CNG market participants.

•	Focusing our efforts on natural gas vehicle programs with short-term, high-volume commercialization opportunities.

Recent Developments

On December 28, 2012, we entered into an At The Market Offering Agreement with Ascendiant Capital Markets, LLC, pursuant to which we, from time to time, could issue and sell through Ascendiant, acting as our sales agent, shares of our common stock for aggregate gross sales proceeds of up to $5,000,000, subject to the terms and conditions set forth in the At The Market Offering Agreement. Effective at the close of business on May 15, 2013, we terminated the At The Market Offering Agreement. We have sold 4,086,612 shares under the At The Market Offering Agreement for aggregate gross proceeds of $2,611,334 (excluding commissions, fees and expenses).

As part of the agreement with the investor in the offering, we have agreed to seek the approval of our stockholders of a proposal to effectuate a reverse split of our common stock. There can be no assurance that such approval will be obtained or that the reverse split will result in the continued listing of our common stock on The NASDAQ Capital Market.

General

The discussion under this “About Quantum” section, and the documents incorporated by reference, include forward-looking statements. We cannot assure you that our expectations and management’s projections will prove to be correct. Various risks and other factors, including those identified in this prospectus supplement under the “Risk Factors” section, and those included in our other public filings that are incorporated herein by reference, could cause actual results, and actual events that occur, to differ materially from those contemplated by the forward looking statements. See “Cautionary Statement Regarding Forward-Looking Information.”

Corporate Information

We were incorporated in Delaware in October 2000 as a wholly-owned subsidiary of IMPCO Technologies, Inc., which we refer to as IMPCO. We spun off from IMPCO and became a separate reporting company on July 23, 2002. Our fiscal year ends December 31. Our principal executive offices are located at 25242 Arctic Ocean Drive, Lake Forest, California 92630. Our telephone number at that location is (949) 399-4500. We maintain a web site at www.qtww.com. The contents of our website are not incorporated by reference into this prospectus and should not be considered to be a part of this prospectus or relied upon in connection herewith.

THE OFFERING

Securities offered by us	4,918,032 shares of our common stock and a warrant to purchase up to 2,950,819 shares of our common stock. The warrant may be exercised at any time after the date of issuance until the date that is five years from the date of issuance. The warrant may also be exchanged for shares of common stock and/or cash and/or an unsecured subordinated promissory note at any time after 30 days following the closing date of the offering to the date that is five years from the date of issuance, if the trading price for a share of our common stock is less than the warrant exercise price. The shares and warrant will be issued separately but can only be purchased together in this offering. This prospectus also relates to the offering of the shares of common stock issuable upon exercise or exchange of the warrant.

There is no established public trading market for the warrant, and we do not expect a market to develop. In addition, we do not intend to apply for listing of the warrant on any national securities exchange or other nationally recognized trading system.

See “Description of Securities” beginning on page S-14.

Total common stock outstanding after the offering	56,765,763 shares, excluding the shares underlying the warrant.(1)

Use of proceeds	We will use the net proceeds from this offering for working capital and other general corporate purposes. See “Use of Proceeds” on page S-12.

Risk factors	An investment in our securities is highly speculative and involves a number of risks. You should carefully consider the information contained in the “Risk Factors” section beginning on page S-7 of this prospectus supplement, and elsewhere in this prospectus supplement and the accompanying base prospectus, and the information we incorporate by reference, before making your investment decision.

Market for the Common Stock and Warrant	Our common stock is listed on The NASDAQ Capital Market under the symbol “QTWW.” There is no established public trading market for the warrant and we do not expect a market to develop. In addition, we do not intend to apply for listing of the warrant on any national securities exchange.

(1)	The number of shares of common stock to be outstanding after this offering is based on 51,847,731 shares of common stock outstanding on May 15, 2013, and excludes as of that date:

•	655,389 shares of common stock issuable pursuant to the exercise of outstanding options issued under our stock option plan at a weighted average exercise price of $6.05 per share;

•

42,071,287 shares of common stock issuable pursuant to the exercise of warrants at exercise prices ranging from $0.5050 per share to $41.80 per share with a weighted-average exercise price of $3.05 per share;

•	3,583,000 shares of common stock available for future issuances under our stock option plan;

•	42,500 issued shares of common stock that are held in treasury;

•	49,998 shares of common stock issuable upon certain transfers of the outstanding Series B common stock; and

•	5,446,330 shares of common stock that may be issuable upon exercise or exchange of the warrant covered by this prospectus supplement.

RISK FACTORS

Investing in our securities is speculative and involves a high degree of risk. Before making an investment decision, you should carefully consider the risks described in this prospectus supplement, together with the risks set forth in the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2012, as amended, and our Quarterly Report on Form 10-Q for the first quarter ended March 31, 2013, which are incorporated by reference herein, and any updates to those risks or new risks contained in our subsequent Annual Reports on Form 10-K or our Quarterly Reports on Form 10-Q to be filed with the SEC, all of which we incorporate by reference herein, which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. To the extent that information appearing in a document filed later is inconsistent with prior information, the later statement will control and the prior information, except as modified or superseded, will no longer be a part of the prospectus. See “About this Prospectus Supplement” beginning on page S-1 of this prospectus supplement.

If any of these risks actually occurs, our business could be materially harmed. These risks and uncertainties are not the only ones faced by us. Additional risks and uncertainties, including those of which we are currently unaware or that are currently deemed immaterial, may also materially and adversely affect our business, financial condition, cash flows, prospects and the price of our common stock.

Additional and Updated Risk Factors

Risks Related to Liquidity and Capital Resources

Currently we are not in compliance with NASDAQ’s minimum bid price continued listing requirement and are subject to delisting unless our appeal of The NASDAQ’s Staff’s determination to delist our securities is successful.

On April 30, 2012, we received notification from The NASDAQ Stock Market that we were not in compliance with NASDAQ’s continued listing rule 5450(a)(1) because the closing bid price for a share of our common stock was below $1.00 for 30 consecutive trading days (Bid Price Requirement). On October 31, 2012, NASDAQ approved our application to transfer our stock listing from The NASDAQ Global Market to The NASDAQ Capital Market, effective with the opening of the market on November 2, 2012. In connection with our transfer to The NASDAQ Capital Market, we were afforded 180 days, or until April 29, 2013, to regain compliance with The NASDAQ’s Bid Price Requirement for continued listing.

On April 30, 2013, we received notification from the Staff at The NASDAQ Stock Market that we failed to regain compliance with the Bid Price Requirement and, as a result, our stock would be delisted from The NASDAQ Capital Market effective May 9, 2013, unless we requested an appeal with The NASDAQ Hearings Panel. On May 7, 2013, we submitted our written request for an appeal of the Staff’s determination. The hearing is set for June 6, 2013. While the appeal is pending, the delisting action will be stayed and our common stock will continue to trade on The NASDAQ Capital Market. We can provide no assurance that our appeal will be successful.

If our appeal is unsuccessful, our common stock will be delisted from The NASDAQ Capital Market on the second business day following the issuance of the Hearing Panel’s decision. The delisting of our common stock from trading on The NASDAQ Capital Market may have a material adverse effect on the market for, and liquidity and price of, our common stock and impair our ability to raise capital. Delisting from The NASDAQ Capital Market could also have other negative results, including, without limitation, the potential loss of confidence by customers and employees, the loss of institutional investor interest and fewer business development opportunities. If our common stock is delisted from trading on The NASDAQ Capital Market, trading of our common stock could be conducted in the over-the-counter market or on an electronic bulletin board established for unlisted securities such as the OTC Markets, Inc. or OTC Bulletin Board. In such event, it could become more difficult to dispose of or obtain accurate quotations for the price of our common stock, and there may also be a reduction in our coverage by security analysts and the news media, which may cause the price of our common stock to decline further.

As part of the agreement with the investor in the offering, we have agreed to seek the approval of our stockholders of a proposal to effectuate a reverse split of our common stock. There can be no assurance that such approval will be obtained or that the reverse split will result in the continued listing of our common stock on The NASDAQ Capital Market.

Our loan agreement with our senior secured lender contains a number of affirmative and negative covenants which could restrict the manner in which we conduct business and, if we fail to comply with such covenants, it could restrict our ability to access the full amount available under the loan agreement and result in the acceleration of the debt extended pursuant to such loan agreement.

Our loan agreement with our senior secured lender, which is secured by substantially all of our assets, contains various financial covenants and other restrictions applicable to us which could reduce our flexibility in conducting our operations by limiting our ability to borrow money and may create a risk of default on our debt if we cannot continue to satisfy these covenants, including provisions that:

•	require us to satisfy financial statement delivery requirements;

•

require us to meet certain financial tests. For example, our loan agreement requires us to maintain at an asset coverage ratio of at least 1.25 to 1 (Asset Coverage Ratio Covenant), measured on a monthly basis, and requires our quarterly revenue and operating loss not to deviate more than 20% from our projections for that particular time period (Performance to Plan Covenant);

•

restrict our ability and our subsidiaries’ ability to borrow additional funds, dispose of all or substantially all assets, or engage in mergers or other business combinations in which we are not the surviving entity without lender consent;

•	require consent for a change in control; and

•	restrict our ability to pay dividends or repurchase our common stock.

For the quarters ended June 30, 2012, September 30, 2012, December 31, 2012 and March 31, 2013, we were not in compliance with the Performance to Plan Covenant and, for the quarter ended March 31, 2013, we were also not in compliance with the Asset Coverage Ratio Covenant. We have been in discussions with our senior lender regarding a waiver but have not yet received such waiver. In the event we are unable to obtain a waiver of the violations of the Performance to Plan Covenant and Asset Coverage Ratio Covenant for each of the quarters, or if we are unable to comply with the covenants and other obligations under the loan agreement in the future, we would need to seek additional amendments and/or waivers from our senior secured lender. However, no assurance can be given that the lender would agree to any further amendments or waivers. If we default in any of the affirmative or negative covenants applicable to us or otherwise default in the loan agreement, the lender could, among other things, declare a default, accelerate the maturity date of indebtedness and, if we are unable to repay, exercise its rights under the loan agreement to, among other things, foreclose on our assets.

Risks Related to Our Business

Risks Related to our Fuel Storage and Vehicle Systems Segment

Fisker Automotive has represented a substantial portion of our historical revenues and an adverse change in our supplier relationship with Fisker Automotive could materially affect our business and financial results.

A large percentage of our historical revenues were derived from Fisker Automotive. During the year ended April 30, 2011, the eight month transition period December 31, 2011 and the year ended December 31, 2012, our revenues from Fisker Automotive comprised 58%, 62% and 19%, respectively, of our total revenues.

On April 10, 2012, Fisker Automotive notified us that they believe our pricing for the components for which we have the exclusive right to supply to them is not competitive by more than 10% and as a result they have asserted the right to resource all or part of the components we are currently supplying beginning August 10, 2012. We notified Fisker Automotive that its assertion that our pricing is not competitive by more than 10% is without merit. The Fisker Karma vehicle has not been in production since approximately July 2012 for reasons unrelated to us or the components we supply, and as of the date of this report, we are not aware if Fisker Automotive has resourced any of the components which we supply. Further, recently it has been widely reported that Fisker Automotive is experiencing financial difficulties and is in the process of evaluating its strategic alternatives, which includes raising additional capital, selling its business or filing for bankruptcy protection. If Fisker Automotive seeks bankruptcy protection or otherwise ceases operations or stays in business but resources the components we have historically supplied and we are unable to replace that revenue, it could have a material adverse affect on our business and financial results.

Risks Relating to Our Stock and this Offering

The holders of the warrants issued in this offering have the right to put the warrant back to the Company, in which case the Company is obligated to settle the warrant for a prescribed Black-Scholes value.

The warrant issued in this offering has a prescribed Black-Scholes value of $1,577,148, which amount may be substantially higher than the actual fair market value of the warrant. Commencing thirty days after the date the warrant covered by this prospectus supplement is issued, if at any time the trading price for a share of our common stock is less than the exercise price applicable to the warrant, the holder of the warrant has the right to exchange all or part of the warrant for the Black-Scholes value of the portion of the warrant being exchanged, in which case we would be obligated to redeem that portion of the warrant at the prescribed Black-Scholes value attributable to the portion being exchanged. We can elect to settle the exchange, at our option, in cash, by delivery of a one-year 10% unsecured promissory note (which we would have to repay in cash on maturity), by issuing of shares of our common stock (subject to certain conditions and restrictions), or by any combination thereof. In the event we elect to settle the exchange using shares of our common stock, the number of shares we would have to issue in settlement of the exchange is determined by dividing the Black-Scholes value of the portion of the warrant being exchanged by the closing bid price for a share of our common stock as of two trading days prior to the exchange. Accordingly, if we elect to settle all or part of an exchange using shares of our common stock, it would be dilutive to our stockholders and the amount of dilution could be substantial; provided, however, as long as we are listed on The NASDAQ Capital Market, the maximum number of shares we can issue under this warrant cannot exceed 5,446,330 shares due to the certain limitations contained in the warrant. If we are unable (or elect not) to settle an exchange using shares of our common stock for any reason, we must settle the remaining value of the warrant being exchanged, at our option, in cash or by delivery of a one-year 10% unsecured promissory note (which we would have to repay in cash on maturity), or a combination thereof.

A purchaser in this offering may experience significant dilution as a result of this offering and any future offerings of our common stock.

The public offering price per share of our common stock in this offering may be substantially higher than the pro forma net tangible book value per share of our common stock outstanding prior to this offering. As a result, a purchaser in this offering may experience immediate substantial dilution. In addition, we have issued stock options and warrants to acquire shares of our common stock at prices that may be below the public offering price per share of our common stock in this offering. To the extent outstanding stock options or warrants are ultimately exercised, there may be further dilution to a purchaser in this offering.

This offering and any future offerings of our common stock may have detrimental effects on existing stockholders.

The sale by us of any shares of our common stock may have the following effects:

•	our existing stockholders’ proportionate ownership interest in us will decrease;

•	our existing stockholders may suffer significant dilution;

•	the relative voting strength of each previously outstanding share of our common stock will be diminished; and

•	the market prices of our common stock may decline.

Our management will have broad discretion over the use of the net proceeds from this offering.

We currently intend to use the net proceeds from this offering for general corporate purposes, including working capital and other general and administrative purposes. We have not determined the amounts we plan to spend on any of the areas indicated above or the timing of these expenditures. Accordingly, our management will have considerable discretion in the application of the net proceeds from this offering and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds from this offering are being used appropriately. The net proceeds from this offering may be used for corporate purposes that do not increase our operating results or market value. Until the net proceeds from this offering are used, they may be placed in investments that do not produce income or that lose value.

Our stockholders are subject to significant dilution upon the occurrence of certain events which could result in a decrease in our stock price.

As of May 10, 2013, we had approximately 42,726,676 million shares of our common stock designated for future issuance upon the exercise of outstanding options and warrants ranging in exercise price from $0.5050 to $41.80 per share. We also have a commitment to issue warrants to purchase up to 500,000 shares of our common stock on July 2, 2013 if certain debt obligations incurred by us on January 24, 2013 in the aggregate principal amount of $1.8 million have not been repaid in full. If issued, the exercise price for these warrants would be equal to the greater of (i) $0.71 and (ii) $0.01 above the consolidated closing bid price for a share of our common stock on July 1, 2013.

Included in the shares of common stock designated for future issuance discussed above are (i) 5,602,879 shares subject to warrants issued in October 2006 that are currently exercisable at $0.5050 per share (the “October 2006 Warrants”) and (ii) 1,545,000 subject to warrants issued in January 2013 that are currently exercisable at $1.00 per share (the “January 2013 Warrants”), which contain a provision that, subject to certain exceptions, resets the exercise price of such warrants if at any time while such warrants are outstanding we sell or issue (or are deemed to sell or issue) shares of our common stock or rights, warrants, options or other securities or debt convertible, exercisable or exchangeable for shares of our common stock at a price below the then current exercise price per share for such warrants; provided, however, with respect to the January 2013 Warrants, the price reset provision does not apply until July 2, 2013 and the exercise price cannot be reset below $0.71 per share. The October 2006 Warrants also contain a provision that upon the occurrence of a price reset, recalculates the number of shares that are subject to such warrants so that the aggregate purchase price payable upon exercise of the October 2006 Warrants after the reset of the exercise price is the same as the aggregate purchase price payable immediately prior to the reset.

Future sales of substantial amounts of our common stock into the public, future resets to the exercise price of the October 2006 Warrants and January 2013 Warrants and the issuance of the shares reserved for future issuance will be dilutive to our existing stockholders and could result in a decrease in our stock price.

The market price and trading volume of our common stock may be volatile.

The market price and trading volume of our common stock has been volatile. We expect that the market price of our common stock will continue to fluctuate significantly for many reasons, including in response to the risk factors described in this prospectus or for reasons unrelated to our specific performance. In recent years, the stock market has experienced extreme price and volume fluctuations. This volatility has affected the market prices of securities issued by many companies for reasons unrelated to their operating performance and may adversely affect the market price and trading volume of our common stock. Prices for our common stock may also be influenced by the depth and liquidity of the market for our common stock, investor perceptions about us and our business, our future financial results, the absence of cash dividends on our common stock and general economic and market conditions. In the past, securities class action litigation has often been instituted against companies following periods of volatility in their stock price. This type of litigation could result in substantial costs and could divert our management and other resources.

Because we do not expect to pay dividends on our common stock in the foreseeable future, you must rely on stock appreciation for any return on your investment.

We have paid no cash dividends on our common stock to date, and we currently intend to retain our future earnings, if any, to fund the development and growth of our business. As a result, we do not expect to pay any cash dividends on our common stock in the foreseeable future, and payment of cash dividends on our common stock, if any, will also depend on our financial condition, results of operations, capital requirements and other factors and will be at the discretion of our board of directors. Furthermore, pursuant to the terms of our Credit Agreement, as amended, with our senior secured lender we are prohibited from declaring or making any dividends as long as the Credit Agreement remains in effect. Accordingly, the success of your investment in our common stock will likely depend entirely upon any future appreciation. There is no guarantee that our common stock will appreciate in value or even maintain the price at which you purchased your securities, and you may not realize a return on your investment in our securities.

Provisions of Delaware law and of our Amended and Restated Certificate of Incorporation and Bylaws may make a takeover or change in control more difficult.

Provisions in our Amended and Restated Certificate of Incorporation and Bylaws, and of Delaware corporate law, may make it difficult and expensive for a third party to pursue a tender offer, change in control or takeover attempt that our management and board of directors oppose. Public stockholders that might desire to participate in one of these transactions may not have an opportunity to do so. Our Amended and Restated Certificate of Incorporation and Bylaws provide for the following:

•	a staggered board of directors, which makes it difficult for stockholders to change the composition of the board of directors in any one year;

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the exclusive right of the board of directors to change the number of directors and fill vacancies on the board of directors, which could make it more difficult for a third party to obtain control of the board of directors;

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authorizing the issuance of preferred stock which can be created and issued by the board of directors without prior stockholder approval, commonly referred to as “blank check” preferred stock, with rights senior to those of our common stock, which could make it more difficult or expensive for a third party to obtain voting control of us;

•	advance notice requirements for director nominations or other proposals at stockholder meetings;

•	prohibiting stockholder action by written consent, which could delay a third party from pursuing an acquisition; and

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requiring the affirmative vote of holders of at least two-thirds of our outstanding voting stock to amend certain provisions in our Amended and Restated Certificate of Incorporation and Bylaws, and requiring the affirmative vote of 80% of our outstanding voting stock to amend certain other provisions of our Amended and Restated Certificate of Incorporation and Bylaws, which could make it more difficult for a third party to remove the provisions we have included to prevent or delay a change of control.

These anti-takeover provisions could substantially impede the ability of public stockholders to benefit from a change in control or to change our management and the board of directors.

There is no public market for the warrant, and one is not expected to develop.

There is no established trading market for the warrant covered by this prospectus supplement and no market for the warrant is expected to exist or develop in the future. The warrant will not be listed for trading on any stock exchange and we do not intend to apply for listing of the warrant on any national securities exchange. Without an active market, the liquidity of the warrant will be limited. Accordingly, the holder of the warrant is not likely to be able to trade the warrant and may be forced to convert the warrant in order to sell or transfer their interest in the warrant.

The holder of the warrant will have no rights as a common stockholder until such holder exercises its warrant and acquires our common stock.

The holder of the warrant covered by this prospectus supplement will have no rights with respect to the shares of our common stock underlying such warrant unless and until the warrant is exercised. Upon exercise of the warrant, you will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs after the exercise date.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

All statements included in this prospectus supplement, the accompanying base prospectus and the documents incorporated herein by reference, other than statements of historical fact, are forward-looking statements within the meaning of Section 27A of the Securities Act. Forward-looking statements can generally be identified by words such as “may,” “could,” “will,” “should,” “assume,” “expect,” “anticipate,” “plan,” “intend,” “believe,” “predict,” “estimate,” “forecast,” “outlook,” “potential,” or “continue,” or the negative of these terms, and other comparable terminology. Examples of forward-looking statements made herein and in the documents incorporated by reference herein include, but are not limited to, statements regarding:

•	the estimated net proceeds from this offering;

•	our expected use of proceeds from this offering;

•	our belief that we will need and be able to raise additional capital to repay debt, fund our future operations and to support our manufacturing expansion plans;

•	whether our appeal of the Staff’s delisting determination will be successful;

•	the effect that a delisting of our common stock from The NASDAQ Capital Market could have on the market value of our stock;

•	our expectation of additional product revenue from the sale of our recently introduced CNG tank technology;

•	our belief that our current operating plan will allow us to achieve profitability;

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our expectation that we will realize improvement in our gross margins for fiscal 2013 as we anticipate increased shipments of our CNG tanks incorporating lower material costs and improvements in manufacturing efficiencies;

•	our plan to expand our annual tank production manufacturing by the end of calendar 2013;

•	our expectations of the level of growth in the natural gas, hybrid, plug-in hybrid and fuel cell and alternative fuel industries;

•

our intention to focus our product development efforts on expanding our CNG storage and fuel systems product offering and advancing our CNG storage and fuel system solutions technologies to further improve performance, weight, and cost;

•	our expectation that the U.S., state and local governments will continue to support the advancement of alternative fuel and renewable energy technologies through loans, grants and tax credits;

•	our belief that the price of natural gas will stay relatively low for the foreseeable future, which we expect will continue to drive demand for our CNG tanks and fuel systems;

•	our belief that there is significant and immediate opportunity for us in the CNG vehicle market;

•	our belief that both passenger CNG vehicles we are working on with OEMs will be commercially available in 2014;

•	our belief that we have a competitive advantage over our competitors;

•	our expectation that we will face increased competition in the future as new competitors enter the CNG market and advanced technologies become available;

•	the impact that new accounting pronouncements will have on our financial statements;

•	the effect that an adverse result in Asola’s dispute with its solar cell supplier would have on our financial statements;

•	our expectation that we will recognize non-cash gains or losses on our derivative instruments each reporting period and that the amount of such gains or losses could be material; and

•	our expectation that the market price of our common stock will continue to fluctuate significantly.

Although we believe the expectations and intentions reflected in our forward-looking statements are reasonable, we cannot assure you that these expectations and intentions will prove to be correct. Various risks and other factors, including those identified in this prospectus supplement under the “Risk Factors” section and those included in our other public filings that are incorporated herein by reference, could cause actual results, and actual events that occur, to differ materially from those contemplated by the forward looking statements.

Many of the risk factors are beyond our ability to control or predict. You should not unduly rely on any of our forward-looking statements. These statements are made only as of the date of this prospectus. Except as required by law, we are not obligated to publicly release any revisions to these forward-looking statements to reflect future events or developments. All subsequent written and oral forward-looking statements attributable to us and persons acting on our behalf are qualified in their entirety by the cautionary statements contained in this section and elsewhere in this prospectus.

USE OF PROCEEDS

We estimate that the net proceeds from the sale of the shares of common stock and warrant we are offering will be approximately $2,700,000, after deducting the placement agent fee and estimated offering expenses payable by us. In addition, we may receive proceeds of up to $1,980,000 if the warrant is exercised for cash.

We intend to use the net proceeds from this offering for working capital and other general corporate purposes, which may include payment of debt, capital expenditures to expand our production capacity, further development of alternative and renewable energy technologies and projects, and potential acquisitions of companies and assets that complement our business. As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses of the proceeds from this offering. Accordingly, we will retain broad discretion over the use of such proceeds.

Until we use the net proceeds from this offering, we may invest all or a portion of the proceeds of this offering in short-term interest-bearing obligations, investment-grade instruments, certificates of deposit or direct guaranteed obligations of the United States.

DILUTION

The purchaser of shares of our common stock covered by this prospectus supplement and the accompanying prospectus will experience immediate dilution in the net tangible book value per share of the common stock from the public offering price of the securities. The net tangible book value of our common stock as of March 31, 2013, was approximately $(8.1) million, or approximately $(0.16) per share. Net tangible book value per share represents the amount of our total tangible assets, excluding goodwill and intangible assets, less total liabilities divided by the total number of shares of our common stock outstanding.

Dilution per share to a new investor represents the difference between the amount per share paid by the purchaser of our common stock in this offering and the net tangible book value per share of our common stock immediately following the completion of this offering.

After giving effect to the sale of 4,918,032 shares of common stock and a warrant to purchase 2,950,819 shares of common stock offered by this prospectus supplement and the prospectus at an offering price of $0.61 per share of common stock and warrant to purchase a fraction of a share of common stock in connection with this offering and after deducting the estimated placement agent fee and our estimated offering expenses and excluding the proceeds, if any, from the cash exercise of the warrant issued pursuant to this offering, our pro forma net tangible book value as of March 31, 2013 would have been approximately $(5.4) million or approximately $(0.10) per share. This represents an immediate increase in net tangible book value of approximately $0.06 per share to our existing stockholders and an immediate dilution in pro forma net tangible book value of approximately $(0.10) per share to a purchaser of our common stock in this offering, as illustrated by the following table:

Offering price per share of common stock and warrant to purchase a fraction of a share of common stock	$0.61
Net tangible book value per share as of March 31, 2013	$(0.16)
Increase per share attributable to new investor	$0.06
Pro forma net tangible book value per share as of March 31, 2013 after giving effect to this offering	$(0.10)
Dilution per share to new investor	$0.71

The discussion of dilution and the table quantifying it, assume no exercise of any outstanding options or warrants or other potentially dilutive securities. The exercise of potentially dilutive securities having an exercise price less than the offering price would increase the dilutive effect to a new investor.

The information above and in the foregoing table is based upon 49,799,198 shares of our common stock outstanding as of March 31, 2013 (actual and as adjusted) and does not include the following securities:

•	655,389 shares of common stock issuable pursuant to the exercise of outstanding options issued under our stock option plan at a weighted average exercise price of $6.05 per share;

•

41,032,048 shares of common stock issuable pursuant to the exercise of warrants at exercise prices ranging from $0.62 per share to $41.80 per share with a weighted-average exercise price of $3.13 per share;

•	3,583,000 shares of common stock available for future issuances under our stock option plan;

•	42,500 issued shares that are held in treasury; and

•	49,998 shares of common stock issuable upon certain transfers of the outstanding Series B common stock.

To the extent that options or warrants outstanding as of March 31, 2013 have been or are exercised, or other securities are issued, an investor purchasing securities in this offering could experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations, even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

DIVIDEND POLICY

We have not paid any cash dividends on our common stock to date, and we do not anticipate declaring or paying any cash dividends on our common stock in the foreseeable future because we expect to retain our future earnings for use in the operation and expansion of our business. Any future determination as to the declaration and payment of dividends, if any, will be at the discretion of our board of directors and will be contingent upon, among other things, our results of operations, financial condition, cash requirements, future prospects, and other factors that may be considered relevant by our board of directors. Further, pursuant to the terms of our Credit Agreement, as amended, with our senior secured lender we are prohibited from declaring or making any dividends as long as the Credit Agreement remains in effect.

DESCRIPTION OF SECURITIES

We are offering directly to one investor 4,918,032 shares of our common stock and a warrant to purchase up to 2,950,819 shares of our common stock pursuant to this prospectus supplement and the accompanying prospectus. The shares and warrant will be issued separately but can only be purchased together in this offering. This prospectus supplement also relates to the offering of 2,950,819 shares of our common stock issuable upon exercise and/or exchange, if any, of the warrant, as more fully described below.

Common Stock

A description of the common stock we are offering pursuant to this prospectus supplement, including the common stock issuable upon exercise of the warrant, is set forth under the heading “Description of Common Stock,” starting on page 5 of the accompanying base prospectus.

At a special meeting of our stockholders held on February 14, 2012, our stockholders approved an amendment to our Amended and Restated Certificate of Incorporation increasing the number of authorized shares of common stock from 50.0 million to 150.0 million. The amendment to our Amended and Restated Certificate of Incorporation was filed with the Delaware Secretary of State on February 15, 2012.

We are now authorized to issue 150.0 million shares of common stock, $0.02 par value, of which 0.1 million are designated as shares of non-voting Series B common stock. As of May 15, 2013, we had a total of 51,897,729 shares of common stock issued and outstanding, of which 49,998 shares are Series B common stock. We are authorized to issue 20.0 million shares of preferred stock. As of May 15, 2013, no shares of preferred stock were outstanding. Outstanding shares of common stock are validly issued, fully paid and non-assessable.

Listing

Our shares of common stock are listed on The NASDAQ Capital Market under the symbol “QTWW.”

Warrant

The material terms and provisions of the warrant being offered pursuant to this prospectus are summarized below. The description of the warrant contained herein does not purport to be complete and is qualified in its entirety by reference to the form of warrant, which will be filed as an exhibit to a Current Report on Form 8-K to be filed with the SEC by us in connection with this offering.

Exercisability

The number of shares of common stock that may be issued upon the exercise of the warrant will initially be equal to 60% of the number of shares of our common stock to be issued on closing of the offering (or an aggregate of 2,950,819 shares of our common stock). If our common stock is delisted from The NASDAQ Capital Market, the number of shares of common stock that may be issued upon the exercise of the warrant will automatically increase, immediately upon such delisting, such that the aggregate number of shares of common stock issuable upon exercise of the warrant will be equal to 116.667% of the number of shares of our common stock underlying the warrant at the time of such delisting.

The warrant will be exercisable commencing on the closing date of the offering and may be exercised until the date that is five years from such date of issuance. The holder of the warrant may exercise their warrant to purchase shares of our common stock on or before the expiration date by delivering (i) an exercise notice, appropriately completed and duly signed, and (ii) payment of the aggregate exercise price by wire transfer (unless the cashless exercise procedure described below is specified in the exercise notice), for the number of shares with respect to which the warrant is being exercised. The warrant may be exercised in whole or in part, but only for full shares of common stock. Any portion of the warrant not exercised prior to the termination date shall be and become void and of no value. The absence of an effective registration statement or applicable exemption from registration does not alleviate our obligation to deliver common stock issuable upon exercise of the warrant.

The shares of common stock issuable on exercise of the warrant will be, when issued and paid for in accordance with the terms of the warrant, duly authorized, validly issued and fully paid and non-assessable. We will authorize and reserve at least that number of shares of common stock equal to the number of shares of common stock issuable upon exercise of the warrant.

Limitations on Exercise

The number of shares of common stock that may be acquired by the holder upon any exercise of the warrant will be limited to the extent necessary to ensure that, following such exercise (or other issuance), the total number of shares of common stock then beneficially owned by the holder and its affiliates and any other persons whose beneficial ownership of common stock would be aggregated with the holder’s for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), does not exceed 9.9% of the total number of issued and outstanding shares of common stock (including for such purpose the shares of common stock issuable upon such exercise), which we refer to as the beneficial ownership limitation.

In addition, the number of shares of common stock that may be acquired by the holder upon any exercise or exchange of the warrant will be limited (subject to certain exceptions) to the extent necessary to ensure that, following such exercise or exchange, the total number of shares of common stock issued in this offering (including shares issued in connection with prior warrant exercises or exchanges) does not exceed 19.99% of our total issued and outstanding shares immediately preceding the closing of this offering. We refer to the 19.99% limitation as the share cap. In the event the holder of the warrant is unable to exercise the warrant due to the limitations imposed by the share cap, then the holder of warrant is entitled to receive a cash payment equal to the value of shares that the holder was unable to receive due to the share cap limitation. We have the right, at our sole option, to settle any cash payment resulting from the share cap limitation by delivering an unsecured promissory note that matures in twelve months and bears interest at a rate of 10% per year.

Exercise Price

The exercise price per share of common stock purchasable upon exercise of the warrant is $0.671 per share of common stock being purchased, which equals 108% of the last reported sale price of our common stock on The NASDAQ Capital Market as of the date of this prospectus supplement. The exercise price and number of shares issuable upon exercise are subject to appropriate adjustment in the event of stock dividends and distributions, stock splits, stock combinations, reclassifications and similar events affecting our common stock.

Exchange of Warrant

As an alternative to exercising the warrant in whole or in part, the warrant may be exchanged by the holder at any time and from time to time from the date that is 30 days following the date of issuance of the warrant until the fifth anniversary of the closing date of the offering for, at the Company’s option, cash or shares of common stock (subject to certain conditions and restrictions), or any combination thereof, equal to the value of the Warrant at the time of the exchange based on a prescribed Black-Scholes value. If the number of shares of common stock required to settle the exchange would exceed 19.99% of the issued and outstanding shares prior to the closing of the offering, then the value of the shares in excess of the 19.99% may be settled by us in cash or by delivery of a one-year 10% unsecured promissory note. The warrant may not be exchanged at a time when the trading price for a share of our common stock is greater than the warrant exercise price. The current Black-Scholes value of the warrant based on that formula is $1,557,148.

If we are unable (or elect not) to settle an exchange using shares of our common stock for any reason, we must settle the remaining value of the warrant being exchanged, at our option, in cash or by delivery of a one-year 10% unsecured promissory note (which we would have to repay in cash on maturity), or a combination thereof.

Cash Penalty and Buy-In Rights

If we fail to delivery shares by the end of third trading day following receipt of the exercise notice (and aggregate exercise price, if applicable) or exchange notice, then the warrant provides for payment of a cash penalty, on each day after the third trading day that the issuance of shares is not timely effected, equal to 2% of the product of (A) the aggregate number of shares not issued to the holder on a timely basis and to which the holder is entitled and (B) the last closing sale price for a share of our common stock as of the trading day immediately preceding the last possible date on which we could have issued such shares without being in violation of this provision in the warrant.

The warrant also provides for buy-in rights to the holder if we fail to deliver the shares by the third trading day following receipt of the exercise notice or exchange notice. The buy-in rights apply if after the third trading day on which delivery of the stock certificate is required by the warrant, the holder purchases (in an open market transaction or otherwise) shares of our common stock to deliver in satisfaction of a sale by the holder of the shares that the holder anticipated receiving from us upon exercise of the warrant. In such event, we will:

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pay in cash to the holder the amount equal to the holder’s total purchase price (including brokerage commissions and out-of-pocket expenses) for the shares of common stock so purchased by the holder, in which case our obligation to deliver the shares shall terminate; or

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promptly honor our obligation to deliver the shares and pay in cash the excess (if any) of the buy-in price (including brokerage commissions and out-of-pocket expenses, if any) over the product of (A) the number of shares that we were required to deliver to the holder in connection with the exercise at issue, and (B) the lowest closing sale price for a share of common stock on any trading day during the period commencing on the date of the exercise notice or exchange notice and ending on the date of such issuance and payment.

Cashless Exercise

If the holder of the warrant desires to exercise the warrant and sell the shares issuable upon exercise of the warrant and (i) there is no effective registration statement registering, or the prospectus contained therein is not available for, the issuance of the shares of common stock underlying the warrant to the holder, (ii) the shares of common stock underlying the warrant are not freely tradeable by the holder without restriction, (iii) there is a limitation applicable with respect to the issuance of any shares of common stock underlying the warrant (other than the beneficial ownership limitation or the share cap described above), or (iv) we are not fully reporting under the Exchange Act, then the holder may, in its sole discretion, elect a cashless exercise in the exercise notice. The number of shares to be issued would be determined by a formula based on the total number of shares with respect to which the warrant is being exercised, the closing sale price for a share of our common stock on the trading day immediately preceding the warrant exercise notice is received and the applicable exercise price of the warrant.

Fundamental Transaction

If, at any time the warrant is outstanding, we consummate any fundamental transaction, as described in the warrant and generally including any consolidation or merger into another corporation, or the sale of all or substantially all of our assets, or other transaction in which our common stock is converted into or exchanged for other securities or other consideration, the holder of the warrant will thereafter receive, the securities or other consideration to which a holder of the number of shares of common stock then deliverable upon the exercise or conversion of the warrant would have been entitled upon such consolidation or merger or other transaction. At the request of the holder at any time prior to the closing of a fundamental transaction, the holder may require us to purchase the warrant from the holder upon consummation of the fundamental transaction for a negotiated Black-Scholes value.

Mandatory Exercise

Under certain circumstances, in the event that our common stock trades at a price that is 25% or more above the exercise price of the warrant for a period of 20 consecutive trading days (with an average daily volume equal to or greater than $300,000), we may require the holder of the warrant to fully exercise the warrant for cash (subject to certain additional conditions).

Transferability

Subject to compliance with any applicable securities laws, the warrant may be transferred independent of the common stock with which it was issued at the option of the holder upon surrender of the warrant to us together with the appropriate instruments of transfer.

Fractional Shares

No fractional shares or scrip representing fractional shares shall be issued upon the exercise of the warrant. As to any fraction of a share which the holder would otherwise be entitled to purchase upon such exercise, we will round down to the nearest whole share.

Exchange Listing

There is no established public trading market for the warrant, and we do not expect a market to develop. We do not intend to apply to list the warrant on The NASDAQ Capital Market or any other securities exchange. Without an active market, the liquidity of the warrant will be limited.

Rights as a Stockholder

Except as otherwise provided in the warrant or by virtue of such holder’s ownership of shares of our common stock, the holder of the warrant does not have the rights or privileges of holders of our common stock, including any voting rights, until the holder exercises the warrant.

PLAN OF DISTRIBUTION

Roth Capital agreed to act as our exclusive placement agent in connection with this offering and has agreed to use its best efforts to arrange for the sale of 4,918,032 shares of our common stock and warrant to purchase 2,950,819 shares of our common stock. The shares and warrant will be issued separately but can only be purchased together in the offering. The warrant will have an initial exercise price of $0.671 per share of our common stock.

The placement agent is not purchasing or selling any shares or any warrant from us, nor is it required to arrange for the purchase or sale of any specific number or dollar amount of the shares or warrant. We have entered into a securities purchase agreement directly with the investor in connection with this offering. The securities purchase agreement contains customary representations, warranties and covenants for transactions of this type. These representations, warranties and covenants were made solely for purposes of the securities purchase agreement and should not be relied upon by any other of our investors, nor should any investor rely upon any descriptions thereof as characterizations of the actual state of facts or condition.

The purchase and sales of the shares and warrant under the securities purchase agreement (and of the shares of our common stock issuable upon exercise or exchange of the warrant) is registered pursuant to our shelf registration statement on Form S-3 (File Number 333-176772) and as to which this prospectus supplement relates.

The foregoing description of the securities purchase agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to the securities purchase agreement, a copy of which will be attached as an exhibit to our Current Report on Form 8-K, which will be filed with the SEC on or about May 16, 2013.

This prospectus supplement will be distributed to the investor who agrees to purchase shares of common stock and warrant and will inform the investor of the closing date as to such securities. We currently anticipate that closing of the sale of 4,918,032 shares of our common stock and warrant to purchase 2,950,819 shares of our common stock pursuant to this prospectus supplement will take place on or about May 16, 2013. The investor will also be informed of the date and manner in which it must transmit the purchase price for its shares. We will deposit the shares of our common stock with The Depository Trust Company once the funds have been received. At the closing, The Depository Trust Company will credit the shares to the account of the investor. We will mail the warrant directly to the investor at the address set forth in its purchase agreement with us.

We have agreed to pay the Placement Agent a fee equal to 7% of the gross proceeds of the sale of the shares and warrant in this offering, and to reimburse the placement agent for up to $12,500 of its reasonable out-of-pocket expenses incurred in connection with this offering. The following table shows the per share and warrant to purchase a fraction of a share fee and total fee we will pay to the placement agent in cash in connection with the sale of securities offered by this prospectus supplement, assuming all of the shares of common stock and warrant offered hereby are issued and sold by us.

Placement agent Fee	Per Share and Warrant to Purchase a Fraction of a Share	Total
Securities offered hereby	$0.04	$210,000

The estimated offering expenses payable by us, in addition to the placement agent fee of $210,000, are approximately $90,000, which includes legal, accounting and printing costs and various other fees associated with registering and listing shares of our common stock issued and sold in this offering. After deducting certain fees due to the placement agent and our estimated offering expenses, we expect the net proceeds from this offering to be approximately $2.7 million.

In no event will the total amount of compensation paid to Roth Capital and any other member of the Financial Industry Regulatory Authority upon completion of this offering exceed 8% of the gross proceeds of this offering.

We have agreed to indemnify the placement agent against certain liabilities resulting from or related to its engagement as placement agent and the performance of its services as placement agent, including liabilities under the Securities Act, and to contribute to payments the placement agent may be required to make in respect of such liabilities.

The transfer agent for shares of our common stock to be issued in this offering is Broadridge Corporate Issuer Solutions, Inc.

INCORPORATION BY REFERENCE OF CERTAIN DOCUMENTS

The SEC allows us to “incorporate by reference” in this prospectus supplement and the accompanying base prospectus certain information we file with the SEC, which means that we may disclose important information in this prospectus supplement and the accompanying base prospectus by referring you to the document that contains the information. The information incorporated by reference is considered to be an integral part of this prospectus supplement and the accompanying base prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until the termination of the offering (excluding, unless otherwise provided herein or therein, information furnished pursuant to Item 2.02 and Item 7.01 of any Current Report on Form 8-K):

•

our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, filed with the SEC on April 1, 2013, as amended by Amendment No. 1 to our Annual Report on Form 10-K/A filed with the SEC on April 30, 2013;

•	our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2013, filed with the SEC on May 15, 2013;

•	our Current Reports on Form 8-K filed with the SEC on May 1, 2013, March 26, 2013, March 25, 2013, and January 25, 2013;

•	the description of our common stock contained in our Form 10-12G/A filed with the SEC on July 11, 2002, including any amendment or report filed for the purpose of updating that description; and

•

all documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, on or after the date of this prospectus supplement and before we stop offering the securities covered by this prospectus supplement and the accompanying base prospectus.

Notwithstanding the foregoing, information and documents that we elect to furnish, but not file, or have furnished, but not filed, with the SEC in accordance with SEC rules and regulations is not incorporated into this prospectus supplement and the accompanying base prospectus and does not constitute a part hereof.

Upon written or oral request, at no cost we will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. Inquiries should be directed to:

25242 Arctic Ocean Drive

Lake Forest, California 92630

Attn: Chief Financial Officer

(949) 399-4500

In addition, you may access these filings on our Web site at www.qtww.com.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information reporting requirements of the Exchange Act. Accordingly, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s web site at www.sec.gov. You may also read and copy any document we file at the SEC’s public reference rooms located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms and their copy charges. Also, using our website, www.qtww.com, you can access electronic copies of documents we file with the SEC, including our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, and any amendments to those reports, free of charge. Information on our website is not incorporated by reference in this prospectus supplement or the accompanying base prospectus.

LEGAL MATTERS

The validity of the securities offered under this prospectus supplement and the accompanying base prospectus will be passed upon for us by Kenneth R. Lombardo, General Counsel of the Company.

EXPERTS

Haskell & White LLP has audited our consolidated balance sheets as of December 31, 2012 and December 31, 2011, and the related consolidated statements of operations, equity, and cash flows for the year ended December 31, 2012, and the eight month transition period ended December 31, 2011, the financial statement schedule, and the effectiveness of internal control over financial reporting as of December 31, 2012 and December 31, 2011, respectively, included in our Annual Report on Form 10-K for the year ended December 31, 2012, as amended, and incorporated by reference herein, which contains an explanatory paragraph describing conditions that raise substantial doubt about our ability to continue as a going concern as described in Note 1 to the consolidated financial statements. We have incorporated by reference herein our consolidated financial statements and schedule in reliance on Haskell & White LLP’s report, given on their authority as experts in accounting and auditing.

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated statements of operations, equity, and cash flows for the year ended April 30, 2011, the financial statement schedule, and the effectiveness of internal control over financial reporting as of April 30, 2011, included in our Annual Report on Form 10-K for the year ended December 31, 2012, as amended, and incorporated by reference herein, which contains an explanatory paragraph describing conditions that raise substantial doubt about our ability to continue as a going concern as described in Note 1 to the consolidated financial statements. We have incorporated by reference herein our consolidated financial statements and schedule in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

On September 1, 2011, we dismissed Ernst & Young LLP as our independent registered public accounting firm in furtherance of our initiatives to reduce expenses. On September 2, 2011, we engaged Haskell & White LLP as our new independent registered public accounting firm effective immediately.

Prospectus

$75,000,000

QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE, INC.

Common Stock

Warrants

We may offer and sell, from time to time, common stock, warrants, and a combination thereof, with a total value of up to $75,000,000.

This prospectus provides a general description of securities we may offer and sell from time to time. Each time we sell securities pursuant to this prospectus, we will provide the specific terms of the securities in supplements to this prospectus. This prospectus may be used to offer and sell securities only if it is accompanied by a prospectus supplement. You should read this prospectus and the applicable prospectus supplement carefully before you invest in any securities.

Our common stock is quoted on The Nasdaq Global Market under the symbol “QTWW.” The last reported sale price of our common stock on September 7, 2011, was $3.29 per share. Each prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange. Our principal executive offices are located at 17872 Cartwright Road, Irvine, California 92614. Our telephone number at that location is (949) 399-4500.

The securities offered by this prospectus may be sold directly by us to investors, through agents designated from time to time or to or through underwriters or dealers. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus. The net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

An investment in our securities involves a high degree of risk. You should carefully consider the information under the heading “Risk Factors” beginning on page 4 of this prospectus before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

THE DATE OF THIS PROSPECTUS IS SEPTEMBER 29, 2011.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission using a “shelf” registration process. Under this shelf registration process, from time to time, we may sell any combination of the securities described in this prospectus in one or more offerings, up to a total dollar amount of $75,000,000.

The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement, including the exhibits and the documents incorporated herein by reference, can be read on the Securities and Exchange Commission website or at the Securities and Exchange Commission offices mentioned under the heading “Where You Can Find More Information.”

We have provided to you in this prospectus a general description of the securities we may offer. Each time we sell securities under this shelf registration process, we will provide a prospectus supplement that will contain specific information about the terms of the offering. We may also add, update or change in the prospectus supplement any of the information contained in this prospectus. To the extent there is a conflict between the information contained in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement; provided that, if any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in this prospectus or any prospectus supplement — the statement in the document having the later date modifies or supersedes the earlier statement. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

We have not authorized any dealer, salesman or other person to give any information or to make any representations other than those contained or incorporated by reference in this prospectus and the applicable prospectus supplement. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or the applicable prospectus supplement. This prospectus and the applicable prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and the applicable prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and the applicable prospectus supplement is accurate on any date subsequent to the date set forth on the front cover of this document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any applicable prospectus supplement is delivered or securities sold on a later date.

THIS PROSPECTUS MAY NOT BE USED TO OFFER AND SELL SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

In this prospectus, the terms “Quantum,” “Company,” “we,” “us,” and “our” refer to Quantum Fuel Systems Technologies Worldwide, Inc. and its subsidiaries.

Unless otherwise indicated, currency amounts in this prospectus and in any applicable prospectus supplement are stated in U.S. dollars.

FORWARD-LOOKING STATEMENTS

All statements included in this prospectus and any documents incorporated herein by reference, other than statements of historical fact, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended.

Forward-looking statements are generally identified by words such as “may,” “could,” “will,” “should,” “assume,” “expect,” “anticipate,” “plan,” “intend,” “believe,” “predict,” “estimate,” “forecast,” “outlook,” “potential,” or “continue,” or the negative of these terms, and other comparable terminology. Although we believe the expectations and intentions reflected in our forward-looking statements are reasonable, we cannot assure you that these expectations and intentions will prove to be correct. Various risks and other factors, including, but not limited to, those identified in our Annual Report on Form 10-K for the year ended April 30, 2011, as amended, under the caption “Risk Factors” and those included in our other public filings that are incorporated herein by reference, could cause actual results, and actual events that occur, to differ materially from those contemplated by the forward looking statements.

Many of the risk factors are beyond our ability to control or predict. You should not unduly rely on any of our forward-looking statements. These statements are made as of the date of this prospectus. Except as may otherwise be required by law, we are not obligated to publicly release any revisions to these forward-looking statements to reflect future events or developments. All subsequent written and oral forward-looking statements attributable to us and persons acting on our behalf are qualified in their entirety by the cautionary statements contained in this section and elsewhere in this prospectus.

OUR COMPANY

Background

We were incorporated in the state of Delaware in October 2000 as a wholly-owned subsidiary of IMPCO Technologies, Inc. (IMPCO). We spun off from IMPCO and became a separate company on July 23, 2002. Our fiscal year ends April 30. Our principal executive offices are located at 17872 Cartwright Road, Irvine, California 92614. Our telephone number at that location is (949) 399-4500. We maintain a web site at www.qtww.com.

Our consolidated financial statements include the accounts of Quantum Fuel Systems Technologies Worldwide, Inc., our wholly owned subsidiary, Schneider Power Inc., and our majority-owned subsidiary, Quantum Solar Energy, Inc.

On April 16, 2010, we completed the acquisition of Schneider Power, an alternative energy company with a portfolio of clean electricity generation development projects and land positions in prospective wind and solar power areas in North America and the Caribbean.

On August 27, 2008, start-up activities were initiated in Quantum Solar to develop a solar panel distribution and manufacturing operation in Irvine, California. We currently own 85.0% of Quantum Solar and the remaining 15.0% is owned by the majority shareholder of our affiliate, asola Advanced and Automotive Solar Systems GmbH. Manufacturing operations have not yet commenced for Quantum Solar.

We also hold ownership interests in certain unconsolidated active businesses that are accounted for either under the equity or cost methods of accounting. These interests include: (i) a 24.9% interest in Asola Quantum Solarpower AG, (ii) a 24.9% interest in asola Advanced and Automotive Solar Systems GmbH, (iii) a 22% interest in Power Control and Design, Inc., (iv) a 25% interest in Shigan Quantum Technologies PVT LTD, and (v) a less than 1% interest in Fisker Automotive, Inc.

Overview of Our Business

We are a fully integrated alternative energy company and a leader in the development and production of advanced clean propulsion systems and renewable energy generation systems and services.

We classify our business operations into three reporting segments: Electric Drive & Fuel Systems, Renewable Energy and Corporate. The Corporate segment consists of general and administrative expenses incurred at the corporate level that are not directly attributable to the Electric Drive & Fuel Systems or Renewable Energy business segments. The Corporate segment also includes activities of our anticipated future operating segments. Certain financial information related to each of our reporting segments can be found in the financial statements that are included in our Annual Report on Form 10-K for the year ended April 30, 2011, as amended, which is incorporated by reference into this prospectus.

Our customer base includes automotive Original Equipment Manufacturers, military and governmental agencies, aerospace, and other strategic alliance partners.

The independent registered public accounting firm, Ernst & Young LLP, has included an explanatory paragraph in their opinion that accompanies our audited consolidated financial statements as of and for the year ended April 30, 2011, indicating that our current liquidity position raises substantial doubt about our ability to continue as a going concern. For fiscal years 2011, 2010 and 2009, we incurred net losses from operations before income taxes of $11.3 million, $46.3 million and $28.0 million, respectively.

RISK FACTORS

An investment in our securities involves a high degree of risk. Before you decide whether to purchase any of our securities, in addition to the other information in this prospectus and the documents incorporated by reference, you should carefully consider the risk factors identified under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended April 30, 2011, as amended, which are incorporated by reference into this prospectus, as the same may be updated from time to time by our filings under the Securities Exchange Act of 1934, as amended, as well as any risks described in any applicable prospectus supplement. For more information, see the section entitled “Where You Can Find More Information.” These risks could materially affect our business, results of operations or financial condition. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business, results of operations or financial condition. You could lose all or part of your investment.

This prospectus and the documents incorporated by reference herein also contain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of a number of factors, including the risks described below and elsewhere in this prospectus. See “Forward-Looking Statements” in this prospectus.

USE OF PROCEEDS

Unless we specify otherwise in the applicable prospectus supplement, the net proceeds we receive from the sale of the securities offered by us pursuant to this prospectus and any prospectus supplement will be used for general corporate purposes. We may temporarily invest funds that we do not immediately need for these purposes in short-term marketable securities or use them to make payments on our borrowings. We may set forth additional information on the use of proceeds from the sale of securities offered by this prospectus in the applicable prospectus supplement.

DESCRIPTION OF COMMON STOCK

The following is a description of our common stock and certain provisions of our amended and restated certificate of incorporation and our amended and restated bylaws and certain provisions of applicable law. The following is only a summary and is qualified by applicable law and by the provisions of our amended and restated certificate of incorporation and our amended and restated bylaws, copies of which have been filed with the Securities and Exchange Commission and are also available upon request from us. For information on how to obtain copies of our amended and restated certificate of incorporation and our amended and restated bylaws, see “Where You Can Find More Information.”

Authorized and Outstanding Capital Stock

We are authorized to issue 50.0 million shares of common stock, $0.02 par value, of which 0.1 million are designated as non-voting Series B common shares. As of September 1, 2011, we had a total of 16,141,052 shares of common stock issued and outstanding, of which 49,998 shares are Series B common stock. We are authorized to issue 20.0 million shares of preferred stock. As of September 1, 2011, no shares of preferred stock were outstanding. Outstanding shares of common stock are validly issued, fully paid and non-assessable.

Common Stock

Voting Rights: Except as set forth below, holders of all series of our common stock are entitled to cast one vote for each share held of record on all matters submitted to a vote of stockholders. Holders of common stock do not have cumulative voting rights in the election of directors.

Dividend Rights: Holders of our common stock are entitled to receive dividends as may be declared by the board of directors out of funds legally available therefore. Under the terms of the convertible notes indenture and our credit agreement, we may not pay dividends on shares of our common stock.

Liquidation Rights: In the event of liquidation, holders of the common stock are entitled to share pro rata in any distribution of our assets remaining after payment of liabilities, subject to the preferences and rights of the holders of any outstanding shares of our preferred stock.

Other Rights: Holders of our common stock have no preferential or preemptive rights with respect to any securities of Quantum and there are no conversion rights or redemption or sinking fund provisions applicable to our common stock.

Series B Common Stock

General Motors, LLC, successor in interest to General Motors Corporation, holds all outstanding shares of our Series B common stock, which shares are not entitled to vote on any matters submitted to the vote of our stockholders except as otherwise required by law. In the event we issue additional shares of any series of common stock as a dividend or other distribution on common stock, or a subdivision or combination of such common stock into a smaller or greater number of shares, the number of outstanding shares of Series B common stock will be adjusted to that number of shares of outstanding Series B common stock that is equal to the percentage of all outstanding shares of all series of our common stock (excluding shares issued pursuant to a board-approved stock option or equity incentive plan) that the holders of Series B common stock held prior to that event. Upon transfer by General Motors of any of the outstanding shares of Series B common stock to any person or entity that is not controlled by or under common control with General Motors, the transferred shares of Series B common stock will convert into an equal number of shares of common stock. Subject to the preferences or other rights of any preferred stock that may be issued from time to time, holders of Series B common stock will be entitled to participate ratably in dividends on common stock as declared by our board of directors. Holders of Series B common stock will be entitled to share ratably in all assets available for distribution to stockholders in the event of our liquidation or dissolution, subject to distribution of the preferential amount, if any, to be distributed to holders of preferred stock.

Listing

Our shares of common stock are listed on the Nasdaq Global Market under the symbol of “QTWW.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is BNY Mellon Shareowner Services. Their address is 480 Washington Blvd., Jersey City, NJ 07310-1900 and their telephone number is 1-800-832-8519.

Anti Takeover Effects of Provisions of Delaware Law and Our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws

The following discussion concerns certain provisions of Delaware law, our amended and restated certificate of incorporation and our amended and restated bylaws that could be viewed as having the effect of discouraging, delaying or preventing an attempt to obtain control of our company.

Delaware Law

Under certain circumstances, Section 203 of the Delaware General Corporation Law limits the ability of an “interested stockholder” to effect various business combinations with our company for a three-year period following the time that a stockholder became an interested stockholder. An “interested stockholder” is defined as a holder of 15% or more of the outstanding voting stock. An interested stockholder may engage in a business combination transaction with us within the three-year period only if:

•	our board of directors approved the transaction before the stockholder became an interested stockholder or approved the transaction in which the stockholder became an interested stockholder;

•

upon completion of the transaction in which it became an interested stockholder, the interested stockholder owned at least 85% of the voting stock outstanding at the time the transaction commenced (subject to certain exclusions); or

•

our board of directors and the holders of shares entitled to cast two-thirds of the votes entitled to be cast by all of the outstanding voting shares held by all disinterested stockholders approve the transaction.

Under Delaware law, unless the certificate of incorporation provides otherwise, stockholders are not permitted to call a special meeting of the stockholders. Our amended and restated certificate of incorporation and amended and restated bylaws do not permit stockholders to call special meetings.

Certificate of Incorporation and Bylaws

Preferred Stock. Our amended and restated certificate of incorporation provides that we may from time to time issue shares of preferred stock in one or more series, the terms of which will be determined by our board of directors. We will not solicit approval of our stockholders unless our board of directors believes that approval is advisable or is required by the rules of The Nasdaq National Market or by Delaware law. This could enable our board of directors to issue shares to persons friendly to current management which would protect the continuity of our management and render more difficult or discourage an attempt to obtain control of our company by means of a merger, tender offer, proxy contest or otherwise. These additional shares also could be used to dilute the stock ownership of persons seeking to obtain control of our company.

Board of Directors. Our directors, other than those who may be the holders of any class or series of our preferred stock having the right under a preferred stock designation to elect additional directors under specified circumstances, are classified into three classes, as nearly equal in number as possible, with staggered three-year terms. Each of our directors is to hold the office until his or her successor is duly elected and qualified. Directors elected to succeed directors whose terms then expire are elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election. Each director holds office until his successor is duly elected and qualified.

Our amended and restated certificate of incorporation provides that, except as otherwise provided in any preferred stock designation relating to the rights of the holders of any class or series of preferred stock to elect directors under specified circumstances, newly created directorships resulting from any increase in the number of directors and any vacancies on our board of directors resulting from death, resignation, disqualification, removal or other cause will be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the board of directors, and not by the stockholders. Any director so elected will hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until the director’s successor has been duly elected and qualified. No decrease in the number of directors constituting our board of directors will shorten the term of any incumbent director. Subject to the rights of any class or series of preferred stock having the right under a preferred stock designation to elect directors under specified circumstances, any director may be removed from office only for cause by the affirmative vote of the holders of at least a majority of the voting power of all voting stock then outstanding, voting together as a single class.

These provisions would preclude a third party from removing incumbent directors and simultaneously gaining control of our board of directors by filling the vacancies created by removal with its own nominees. Under the classified board of directors provisions described above, it would take at least two elections of directors for any individual or group to gain control of our board of directors. Accordingly, these provisions would discourage a third party from initiating proxy contest, making a tender offer or otherwise attempting to gain control of our company.

No Stockholder Action by Written Consent; Special Meetings. Our amended and restated certificate of incorporation and amended and restated bylaws provide that stockholders must effect any action required or permitted to be taken at a duly called meeting or special meeting of stockholders and that those actions may not be effected by any written consent of the stockholders. Except as otherwise required by law or by any preferred stock designation, special meetings of stockholders may be called only by a majority of the total number of directors which our Company would have if there were no vacancies, by our chairman of the board of directors, or by our chief executive officer. No business other than that stated in the notice of meeting may be transacted at any special meeting. These provisions may have the effect of delaying consideration of a stockholder proposal until the next annual meeting unless a special meeting is called by our board of directors, our chairman of the board of directors or our chief executive officer.

Advance Notice Procedures. Our amended and restated bylaws establish an advance notice procedure for stockholders to make nominations of candidates for election as directors or to bring other business before an annual meeting of stockholders. These stockholder notice procedures provide that only persons who are nominated by our board of directors, or by a stockholder who was a stockholder of record at the time of giving notice and has given timely written notice to our secretary before the meeting at which directors are to be elected, will be eligible for election as directors. These stockholder notice procedures also limit the business that may be conducted at an annual meeting of stockholders to business brought by our board of directors, or by a stockholder who has given timely written notice to our secretary of the stockholder’s intention to bring such business before the meeting. Under these stockholder notice procedures, for notice of a stockholder nomination for election as a director at an annual meeting to be timely, the notice must be received by our secretary not later than the close of business on the 90th calendar day nor earlier than the close of business on the 120th calendar day before the first anniversary of the preceding year’s annual meeting, except that, if the date of the annual meeting is more than 30 calendar days before or more than 60 calendar days after such anniversary date, for the notice by the stockholder to be timely it must so be delivered not earlier than the close of business on the 120th calendar day before the annual meeting and not later than the close of business on the 90th calendar day before the annual meeting or the 10th calendar day following the day on which we first publicly announce a meeting date.

Nevertheless, if the number of directors to be elected to our board of directors is increased, and we make no public announcement naming all of the nominees for director or specifying the size of our increased board of directors at least 100 calendar days before the first anniversary of the preceding year’s annual meeting, a stockholder’s notice also will be considered timely, but only with respect to nominees for any new positions created by the increase, if it is delivered to our secretary not later than the close of business on the 10th calendar day following the day on which we first make the public announcement. Under these stockholder notice procedures, for notice of a stockholder nomination to be made at a special meeting at which directors are to be elected to be timely, we must receive notice not earlier than the close of business on the 120th calendar day before the special meeting and not later than the close of business on the later of the 90th calendar day before the special meeting or the 10th calendar day following the day of the first public announcement of the date of the special meeting and of the nominees proposed by our board of directors to be elected at the meeting.

In addition, under these stockholder notice procedures, a stockholder’s notice to us to nominate a person for election as a director or relating to the conduct of business other than the nomination of directors will be required to contain specified information. If the chairman of the meeting determines that an individual was not nominated, or other business was not brought before the meeting, in accordance with our stockholder notice procedures, the individual will not be eligible for election as a director, or the business will not be conducted at the meeting, as the case may be.

Amendments. Our amended and restated certificate of incorporation provides that the affirmative vote of the holders of at least 80% of our voting stock then outstanding, voting together as a single class, is required to amend provisions of our certificate of incorporation relating to stockholder action; the number, election and tenure of directors; the nomination of director candidates and the proposal of business by stockholders; the filling of vacancies on our board of directors; and the removal of directors. Our amended and restated certificate of incorporation further provides that provisions of our amended and restated bylaws relating to the foregoing subject matters, including the stockholder notice procedures, may be amended only by the affirmative vote of the majority of the whole board of directors or by the affirmative vote of the holders of at least 80% of the voting power of the outstanding shares of voting stock, voting together as a single class. Other than the provisions of our amended and restated bylaws referenced above, which will require at least 80% of the voting power, the affirmative vote of holders of at least two-thirds of the voting power of outstanding shares of voting stock, voting as a single class, is required to amend our amended and restated bylaws.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase our common stock. We may issue warrants independently or together with our common stock. The warrants may be attached to or separate from the offered common stock. We may issue the warrants under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all as described in the applicable prospectus supplement.

The prospectus supplement relating to any warrants that we may offer will contain the specific terms of the warrants. These terms may include the following:

•	the title of the warrants;

•	the designation and terms of the common stock for which the warrants are exercisable;

•	the designation and terms of the common stock, if any, with which the warrants are to be issued and the number of warrants issued with the common stock;

•	the price or prices at which the warrants will be issued, if any;

•	the aggregate number of warrants;

•	the number of shares of common stock that may be purchased upon exercise of the warrants and the exercise price for the warrants;

•	any provisions for adjustment of the number or amount of shares of common stock receivable upon exercise of the warrants or the exercise price of the warrants;

•	any provisions with respect to a holder’s right upon a change in control or similar event;

•	if applicable, the date on and after which the warrants and the common stock purchasable upon exercise of the warrants will be separately transferable;

•	the dates on which the right to exercise the warrants will commence and expire;

•	if applicable, the maximum or minimum number of warrants that may be exercised at any time;

•	information with respect to book-entry procedures, if any;

•	if applicable, a discussion of material U.S. federal income tax considerations; and

•	any additional terms of the warrants, including the terms, procedures and limitations relating to the exchange, exercise and settlement of the warrants.

Warrant Agreements

We may issue the warrants in one or more series under one or more warrant agreements, each to be entered into between us and one or more banks, trust companies or other financial institutions, as warrant agent. We may add, replace, or terminate warrant agents from time to time. We may also choose to act as our own warrant agent.

The warrant agent under a warrant agreement will act solely as our agent in connection with the warrants issued under that agreement. The warrant agent will not assume any obligation or relationship of agency or trust for or with any holders of those warrants. Any holder of warrants may, without the consent of any other person, enforce by appropriate legal action, on its own behalf, its right to exercise those warrants in accordance with their terms.

Form, Exchange, and Transfer

We may issue the warrants in registered form or bearer form. Warrants issued in registered form, i.e., book-entry form, will be represented by a global security registered in the name of a depository, which will be the holder of all the warrants represented by the global security. Those investors who own beneficial interests in a global warrant will do so through participants in the depository’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depository and its participants. In addition, we may issue warrants in non-global form, i.e., bearer form. If any warrants are issued in non-global form, warrant certificates may be exchanged for new warrant certificates of different denominations, and holders may exchange, transfer, or exercise their warrants at the warrant agent’s office or any other office indicated in the applicable prospectus supplement or other offering material.

Exercise of Warrants

A warrant will entitle the holder to acquire an amount of common stock at an exercise price that will be stated in, or that will be determinable as described in, the applicable prospectus supplement or other offering material. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement or other offering material. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be redeemed as set forth in the applicable prospectus supplement or other offering material.

Warrants may be exercised as set forth in the applicable prospectus supplement or other offering material. Upon receipt of payment (if applicable) and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement or other offering material, we will forward, as soon as practicable, the common stock purchasable upon such exercise. If less than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

No Rights as Stockholders

Prior to the exercise of their warrants, holders of warrants will not have any rights of holders of the common stock purchasable upon such exercise and will not be entitled to dividend payments, if any, or voting rights of the common stock purchasable upon such exercise.

PLAN OF DISTRIBUTION

We may sell securities pursuant to this prospectus (i) through underwriters or dealers, (ii) through agents, (iii) directly to one or more purchasers, or (iv) through a combination of any such methods of sale. The prospectus supplement relating to any offering of securities may include the following information:

•	the terms of the offer;

•	the names of any underwriters, dealers or agents;

•	the name or names of any managing underwriter or underwriters;

•	the purchase price of the securities from us;

•	the net proceeds to us from the sale of the securities;

•	any delayed delivery arrangements;

•	any underwriting discounts, commissions or other items constituting underwriters’ compensation;

•	any public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any commissions paid to agents.

Sales through Underwriters or Dealers

If we use underwriters in the sale, the underwriters will acquire the securities for their own accounts. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of any underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

We may also make direct sales through subscription rights distributed to our existing stockholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to our stockholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if the offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, the underwriters may discontinue these activities at any time.

Some or all of the securities that we offer though this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell our securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities that we offer.

If dealers are used in the sale of securities, we will sell the securities to them as principals. The dealers may then resell those securities to the public at varying prices determined by the dealers at the time of resale. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.

Pursuant to a requirement by the Financial Industry Regulatory Authority, Inc. or FINRA, the maximum commission or discount to be received by any FINRA member or independent broker/dealer may not be greater than eight percent (8%) of the gross proceeds received by us for the sale of any securities being registered pursuant to Rule 415 under the Securities Act of 1933, as amended.

If 5% or more of the net proceeds of any offering of securities made under this prospectus will be received by a FINRA member participating in the offering or affiliates or associated persons of such FINRA member, the offering will be conducted in accordance with the applicable FINRA rules.

Direct Sales

We may sell the securities directly. In this case, no underwriters or agents would be involved. We may sell securities upon the exercise of rights that we may issue to our securityholders. We may also sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended, with respect to any sale of those securities.

Sales through Agents

We may sell the securities through agents we designate from time to time. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

Delayed Delivery Arrangements

If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

General Information

Underwriters, dealers and agents that participate in the distribution of the offered securities may be underwriters as defined in the Securities Act of 1933, as amended, and any discounts or commissions received by them from us and any profit on the resale of the offered securities by them may be treated as underwriting discounts and commissions under the Securities Act of 1933, as amended. Any underwriters or agents will be identified and their compensation described in a prospectus supplement.

We may have agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute with respect to payments which the underwriters, dealers or agents may be required to make. Underwriters, dealers and agents may engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of their businesses.

In addition, sales not covered by this prospectus may also be made pursuant to Rule 144 or another applicable exemption under the Securities Act of 1933, as amended.

To comply with the securities laws of certain states, if applicable, the shares must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states, the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information reporting requirements of the Securities Exchange Act of 1934, as amended. Accordingly, we file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. Our Securities and Exchange Commission filings are available to the public over the Internet at the Securities and Exchange Commission’s web site at www.sec.gov. You may also read and copy any document we file at the Securities and Exchange Commission’s public reference rooms located at 100 F Street, N.E., Washington D.C. 20549. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference rooms and their copy charges. Also, using our website, www.qtww.com, you can access electronic copies of documents we file with the Securities and Exchange Commission, including our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, and any amendments to those reports, free of charge. Information on our website is not incorporated by reference in this prospectus.

We have included this prospectus in our registration statement on Form S-3 that we filed with the Securities and Exchange Commission. The registration statement provides additional information that we are not required to include in this prospectus. You can receive a copy of the entire registration statement as described above. This prospectus, which forms part of the registration statement, does not contain all of the information included in the registration statement. For further information, you should refer to the registration statement and its exhibits.

INCORPORATION BY REFERENCE OF CERTAIN DOCUMENTS

The Securities and Exchange Commission allows us to “incorporate by reference” in this prospectus certain information we file with the Securities and Exchange Commission, which means that we may disclose important information in this prospectus by referring you to the document that contains the information. The information incorporated by reference is considered to be an integral part of this prospectus, and information that we file later with the Securities and Exchange Commission will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the Securities and Exchange Commission under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, between the date of this prospectus and the termination of the offering:

•

our Annual Report on Form 10-K for the fiscal year ended April 30, 2011, filed with the Securities and Exchange Commission on July 5, 2011, as amended and filed with the Securities and Exchange Commission on August 4, 2011;

•

our Current Reports on Form 8-K filed with the Securities and Exchange Commission on September 9, 2011, September 6, 2011, September 2, 2011, September 1, 2011, August 24, 2011, July 5, 2011, June 29, 2011, June 22, 2011, June 15, 2011, June 2, 2011, May 26, 2011, May 25, 2011, May 20, 2011 and May 11, 2011.

•

the description of our common stock contained in our Form 10-12G/A filed with the Securities and Exchange Commission on July 11, 2002, including any amendment or report filed for the purpose of updating that description; and

•

all documents filed by us with the Securities and Exchange Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, on or after the date of this prospectus and before we stop offering the securities covered by this prospectus.

Notwithstanding the foregoing, information that we elect to furnish, but not file, or have furnished, but not filed, with the Securities and Exchange Commission in accordance with Securities and Exchange Commission rules and regulations is not incorporated into this prospectus and does not constitute a part hereof.

Upon written or oral request, at no cost we will provide to each person at, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. Inquiries should be directed to:

17872 Cartwright Road

Attn: Chief Financial Officer

Irvine, California 92614

(949) 399-4500

In addition, you may access these filings on our Web site at www.qttw.com.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the shares of common stock offered hereby will be passed upon for us by Kenneth R. Lombardo, General Counsel and Corporate Secretary, of the Company. Underwriters, dealers and agents, if any, who we will identify in a prospectus supplement, may have their counsel pass upon certain legal matters in connection with the securities offered by this prospectus and the accompanying prospectus supplement. If the validity of the securities offered hereby in connection with offerings made pursuant to this prospectus are passed upon by counsel for the underwriters, dealers or agents, if any, such counsel will be named in the prospectus supplement relating to such offering.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated balance sheets as of April 30, 2011 and 2010, and the related consolidated statements of operations, equity, and cash flows for each of the three years in the period ended April 30, 2011, the financial statement schedule, and the effectiveness of internal control over financial reporting as of April 30, 2011, included in our Annual Report on Form 10-K for the year ended April 30, 2011, as amended, and incorporated by reference herein, which contains an explanatory paragraph describing conditions that raise substantial doubt about our ability to continue as a going concern as described in Note 1 to the consolidated financial statements. We have incorporated by reference herein our consolidated financial statements and schedule in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

4,918,032 Shares of Common Stock

Warrant to purchase up to 5,466,330 Shares of Common Stock

QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE, INC.

PROSPECTUS SUPPLEMENT

Roth Capital Partners

May 16, 2013